APPENDIX I

to the
TRANSFER AGENCY AGREEMENT
Dated July 16, 2009, amended as of August 30, 2011
between
each series of ADVISORSHARES TRUST listed herein on this Appendix I
and
THE BANK OF NEW YORK MELLON

AdvisorShares Trust Series:

Dent Tactical ETF

WCM / BNY Mellon Focused Growth ADR ETF

Mars Hill Global Relative Value ETF

Peritus High Yield ETF

Active Bear ETF

Cambria Global Tactical ETF

Madrona  Domestic ETF

Madrona  International ETF

Madrona  Global Bond ETF

Meidell Tactical ETF

Rockledge SectorSAM ETF

TrimTabs Float Shrink ETF

Accuvest Global Opportunities ETF

Star Global Buy-Write ETF

QAM Equity Hedge ETF

Global Echo ETF

10-